                                                                  Execution Copy

                  GENERAL HYPOTHECATION AND PLEDGE  AGREEMENT
                  -------------------------------------------
                             (Robert F.X. Sillerman)


                                                    Dated as of October 7, 1999

     In consideration of any existing obligation, indebtedness or other liability of the undersigned to CITIBANK, N.A., and its affiliates, successors and assigns (the "Secured Party"), whether joint, several or joint and several and/or in order to induce the Secured Party to enter into the Agreement (as hereinafter defined) and Secured Party to make Advances (as defined in the Agreement) or otherwise to extend or continue credit at any time(s) to the undersigned pursuant to the Agreement, the undersigned (referred to herein as the "undersigned" or the "Debtor") on the terms and subject to the conditions thereof, hereby agrees:

     I. COLLATERAL. (a) That, as security for all indebtedness, liabilities or other obligations of the Debtor, whether joint, several or joint and several, now or hereafter existing and whether absolute or contingent (the "Obligations"), pursuant to a certain Demand Note (Multiple Advances) dated as of the date hereof from the undersigned to the Secured Party (the "Promissory Note") (collectively, such Promissory Note as amended or otherwise modified, supplemented or restated from time to time, together with all other loan documents delivered in connection therewith, being hereinafter sometimes referred to collectively as the "Agreement" or the "Loan Documents"), the Secured Party shall have, and the Debtor hereby assigns and transfers to Secured Party and grants to the Secured Party a lien upon and a security interest in and to, all of the Debtor's right, title and interest, whether now owned or hereafter acquired or arising, in, to and under the following (collectively, the "Collateral"):

     (i) Citibank Collateral Account Number 359229 ( the "Pledged Account"), held in the name of the Debtor, at Citibank, N.A., 153 East 53rd Street, New York, New York 10043;

     (ii) all those shares of capital stock of the SFX Entertainment, Inc. (the "SFX Stock") listed or described in SCHEDULE 1 hereto from time to time, and any other securities, rights, interests, shares of stock, instruments, partnership interests, investment property or other property listed or described in, and as defined in, SCHEDULE 1 hereto from time to time (and Secured Party is authorized and directed to modify such Schedule from time to time to reflect the addition of new property thereunder from time to time as well as withdrawals in accordance with PARAGRAPH XX below);

     (iii) all other Investment Property held in, deposited in or credited to the aforementioned Pledged Account;

     (iv) all certificates and instruments evidencing any securities or other Collateral subject to this Hypothecation from time to time and all interest, dividends, distributions, cash,

Investment Property, instruments, securities, shares of stock, and other amounts and property from time to time received, receivable, paid or payable or otherwise distributed from time to time in respect of, in exchange or substitution for, or as an addition to any of the foregoing Collateral; and

     (v) all proceeds of any and all of the foregoing Collateral.

     (b) Withdrawals; Dividends and Distributions. All dividends, payments, distributions, income, interest, cash and other amounts or property from time to time in the ordinary course distributed or paid from profits or excess cash flow with respect to any Collateral (collectively, the "Regular Distributions"), may be retained by the Debtor; provided that upon the occurrence and continuance of an event of default, all right of the Debtor to receive such Regular Distributions shall immediately and automatically cease and Debtor shall promptly cause such Regular Distributions to be paid or delivered directly to Secured Party. Dividends, payments and distributions on account of any stock or other securities or interests which are not in the ordinary course or which constitute a return of capital or equity or are in the form of instruments, securities or distributions of equity interests shall be deemed an increment to the securities or other investment property related thereto and, if not received directly by the Secured Party, shall be delivered immediately to it by the Debtor in form for transfer.

     (c) Exchanges and Substitutions. Any certificates, instruments or shares of any security received in exchange or substitution for or in addition to any other security or Investment Property pledged hereunder (whether in connection with a stock split, or recapitalization or otherwise) shall be promptly delivered to Secured Party (in form satisfactory to Secured Party) with appropriate endorsements or stock powers endorsed in blank.

     (d) [reserved]

     (e) Certain Definitions. (i) As used herein, "Investment Property" means all cash, cash equivalents, securities, stock splits, financial instruments, financial assets, securities entitlements, investment property and other instruments or interests including, without limitation, treasury and other governmental securities, stocks, bonds, notes, money market obligations, options and derivative instruments of any type or description. (ii) As used herein, the term "security" or "Security" means any share, participation, or other interest in property or an enterprise of the issuer thereof, including, without limitation, shares of common or preferred stock, stock options, stock warrants, mutual fund shares, bonds, debentures, bills, notes, certificates of deposit, bankers acceptances, and any other forms of Investment Property or investment securities, whether characterized as an equity or a debt interest. (iii) Any term used in this General Hypothecation and Pledge Agreement (the "Hypothecation" or "General Hypothecation and Pledge Agreement") and not otherwise defined herein, shall have the meaning given thereto in the Agreement or, if not defined therein, in the Uniform Commercial Code in effect from time to time in the State of New York (the "UCC").


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


     II. CERTAIN SECURED PARTY RESPONSIBILITIES. That, the Secured Party shall exercise reasonable care in the custody of any property at any time(s) in its possession or control hereunder, or otherwise subject to the terms and provisions hereof, but shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which the Secured Party accords its own property (it being understood that the Secured Party shall have no responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any property and whether or not the Secured Party has or is deemed to have knowledge of such matters), or if the Secured Party takes such action with respect to the property as the Debtor shall reasonably request in writing, but no failure to comply with any such request nor any omission to do any such act requested by the Debtor shall be deemed a failure to exercise reasonable care, nor shall any failure of the Secured Party to take necessary steps to preserve rights against any parties with respect to any property in its possession or control, or otherwise subject to the terms and provisions hereof, be deemed a failure to exercise reasonable care.


     III. RIGHT OF SET-OFF. That, in addition to its rights and interests as herein set forth, the Secured Party may, at its option at any time(s) upon the making of a demand for payment of the Obligations and without any further notice to the Debtor, appropriate and apply to the payment or reduction, either in whole or in part, of the amount owing on any one or more of the Obligations due to it, any and all moneys now or hereafter with the Secured Party, on deposit or otherwise to the credit of or belonging to the Debtor, it being understood and agreed that the Secured Party shall not be obligated to assert or enforce any rights, liens or security interests hereunder or to take any action in reference thereto, and that the Secured Party may in its discretion at any time(s) relinquish its rights as to particular property or in any instance without thereby affecting or invalidating its rights hereunder as to any other property hereinbefore referred to or in any similar or other circumstance.


     IV. DEMAND AND REMEDIES, ETC. (a) Demands for Payment. That upon the happening or occurrence of any of the following: (i) the maturity or acceleration of the amounts or Obligations secured hereunder; or (ii) any demand for payment under the Agreement or any other related document in connection therewith by the Secured Party, then the Debtor shall be deemed to be in default hereunder and all of the Obligations then existing and/or secured hereunder shall, at the option of the Secured Party, become due and payable forthwith, without demand upon or notice to the Debtor. Furthermore, upon such happening or occurrence of the events described in this paragraph (a), the Secured Party shall have and may, in its sole discretion, exercise, invoke or enforce any and all of the rights and remedies set forth in the following subparagraphs (b) through (d):


     (b) General Rights and Remedies. The Secured Party shall have and may exercise, invoke or enforce all of the rights and remedies (i) provided to the Secured Party under the Agreement, hereunder and under the other Loan Documents, and/or under applicable law or equity, and/or (ii) provided to a secured party by the Uniform Commercial Code in effect in New York State at that time. The Debtor further agrees that (x) in the event that notice is necessary, written notice mailed (with a faxed copy contemporaneously sent to the Debtor at the facsimile number specified herein) to the Debtor at the address given in such Agreement five (5) Business Days (as defined in the Agreement) prior to the date of public sale of property subject to the security interest of the Secured Party or prior to the date after which private sale or any other disposition of said property will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient (provided, that, if the Collateral is a security traded on a national exchange, such notice need only be given one (1) day before such disposition); (y) without precluding any other methods of sale, the sale of property shall have been made in a commercially reasonable manner if sold through the Secured Party in a sale conducted in conformity with the provisions of PARAGRAPH XXII(iii) hereto (including the notice provisions thereof, if any) or in conformity with any other reasonable commercial practices of banks disposing of similar property, but in any event, to the extent commercially reasonable, the Secured Party may sell at its option on such terms as it may choose without assuming any credit risk and without obligation to advertise; and (z) the Secured Party may require the Debtor to assemble the property subject to the security interest of the Secured Party and to make such property available to the Secured Party at a time and place designated by the Secured Party, all at the expense of the Debtor.

     (c) Special Remedies and Rights Related to Collateral. In addition to the rights and remedies of Secured Party described above, the Secured Party may, upon the occurrence and during the continuance of an event of default, exercise, invoke or enforce such other rights and/or remedies which the Debtor may have under or with respect to any Securities pledged as Collateral and the documents which relate to such Securities. In furtherance of the forgoing, the Debtor hereby agrees that the Secured Party may cause the liquidation or redemption of any or all of the Collateral and payment to Secured Party of all proceeds thereof.

     (d) Sale Limitations. (i) The Debtor agrees that in any sale of any interest in the Collateral (whether or not such Collateral may be deemed to constitute a security), the Secured Party is hereby authorized and is instructed to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any governmental or regulatory authority or officer, and the Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner.


     (ii) IF THE SALE OR TRANSFER OF SUCH COLLATERAL DOES BECOME RESTRICTED UNDER APPLICABLE SECURITIES LAWS, THESE RESTRICTIONS MAY LIMIT THE GROUP OF POTENTIAL PURCHASERS AND/OR THE PRICE RECEIVED AT ANY SALE. DEBTOR ALSO ACKNOWLEDGES THAT SECURED PARTY MAY BE UNABLE TO EFFECT A PUBLIC SALE OF ALL OR ANY PART OF THE COLLATERAL AND MAY BE COMPELLED TO RESORT TO ONE OR MORE PRIVATE SALES (IF PERMISSIBLE UNDER APPLICABLE LAW) TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGATED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE THE COLLATERAL FOR THEIR OWN ACCOUNT, FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF. DEBTOR

FURTHER ACKNOWLEDGES THAT ANY SUCH PRIVATE SALES MAY BE AT PRICES AND ON TERMS LESS FAVORABLE THAN THOSE OF PUBLIC SALES, AND AGREES THAT SUCH PRIVATE SALES SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER AND THAT SECURED PARTY HAS NO OBLIGATION TO DELAY SALE OF ANY COLLATERAL TO PERMIT THE ISSUER THEREOF TO REGISTER IT FOR PUBLIC SALE UNDER THE SECURITIES ACT OF 1933. DEBTOR AGREES THAT SECURED PARTY SHALL BE PERMITTED TO TAKE SUCH ACTIONS AS SECURED PARTY DEEMS REASONABLY NECESSARY IN DISPOSING OF THE COLLATERAL TO AVOID CONDUCTING A PUBLIC DISTRIBUTION OF SECURITIES IN VIOLATION OF THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AS NOW ENACTED OR AS THE SAME MAY IN THE FUTURE BE AMENDED, AND ACKNOWLEDGES THAT ANY SUCH ACTIONS SHALL BE COMMERCIALLY REASONABLE. IN ADDITION, DEBTOR AGREES TO EXECUTE, FROM TIME TO TIME, ANY AMENDMENT TO THIS AGREEMENT OR OTHER DOCUMENT AS SECURED PARTY MAY REASONABLY REQUIRE TO EVIDENCE THE ACKNOWLEDGMENTS AND CONSENTS OF DEBTOR SET FORTH IN THIS PARAGRAPH .

     V. COSTS AND EXPENSES. That the Debtor will pay to the Secured Party, upon demand, all reasonable costs and expenses, including reasonable attorneys' fees, related or incidental to the care, holding, retaking, preparing for sale, selling or collection of or realization upon any of the Collateral or relating or incidental to the establishment or preserving or enforcement of the rights of the Secured Party hereunder or in respect of any of the Collateral, and obtaining legal advice with respect to any of the foregoing. Furthermore, that the net proceeds of the Collateral, resulting from sale, collection or otherwise, and other available moneys coming into the hands of the Secured Party, may be applied by it, to the satisfaction or reduction of such of the costs and expenses or other Obligations as it may see fit.

     VI. RIGHTS UNIMPAIRED. That all rights of the Secured Party and liens of the Secured Party shall continue unimpaired, and that the Debtor shall be and remain bound by the Obligations in accordance with the terms thereof, notwithstanding the release of any of the Collateral or any other property, or of any rights or interests therein, or any delay, extension of time, renewal, compromise or other indulgence granted by the Secured Party in reference to any of the Obligations or any promissory note, draft, bill of exchange or other instrument or other obligations given in connection therewith or constituting a part of the said property, the Debtor hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the Debtor has expressly agreed thereto in advance. Secured Party shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any further remedy which it may have, and any repossession or retaking or sale of the Collateral pursuant to the terms hereof shall not operate to release Debtor until full payment of any deficiency has been made in cash.

     VII. CERTAIN TRANSFERS. That, the Secured Party may, at its option and without obligation to do so, transfer to or register in its name, or the name of its nominee(s), including any "clearing corporation" or other "custodian" as defined in the Uniform Commercial Code in effect in New York State and any nominee(s) thereof, all or any part of the Collateral and it may do so before or after the maturity of any of the Obligations and with or without notice to the Debtor. Additionally, in order to facilitate the sale or disposition of the Collateral hereunder, the Secured Party is hereby authorized to exercise its rights hereunder, or take title to the Collateral, in the name of an affiliated entity or other nominee.

     VIII. ASSIGNMENTS BY SECURED PARTY. That, with the consent of the Debtor, which consent shall not be unreasonably withheld or delayed, the Secured Party may assign or otherwise transfer all or any of the Obligations, and may transfer all or any of its security interest in the Collateral and its rights hereunder to the transferee(s) under the Agreement, who shall thereupon become vested with all the powers and rights in respect thereof given to the Secured Party herein or otherwise and the Secured Party shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto, but the Secured Party shall retain all rights and powers hereby given with respect to any and all instruments, rights or property not so transferred. Furthermore, with the consent of the Debtor, which consent shall not be unreasonably withheld or delayed, that the Secured Party may, in connection with any such assignment, transfer or delivery, disclose to the assignee or transferee or proposed assignee or proposed transferee any information relating to the Debtor furnished to Secured Party by or on behalf of the Debtor, provided, that, prior to any such disclosure, the assignee or transferee or proposed assignee or proposed transferee shall agree to preserve the confidentiality of confidential information related to the Debtor received by it from Secured Party.

     IX. PROPERTY. That the word "property" as used herein includes goods and merchandise, funds, cash balances, securities (including certificated, uncertificated and book-entry securities), accounts receivables, partnership interests, ancillary rights and interests, general intangibles, chosen in action and any and all other forms of property whether real, personal or mixed, together with the proceeds thereof, any right, title or interest therein or thereto, and any documents relative thereto.

     X. NO INVALIDITY, ETC. That this is a continuing agreement and shall remain in full force and effect (notwithstanding any interruptions in the business relationships between the Secured Party and the Debtor) until the latest of (i) the payment in full of the Obligations secured hereunder, and (ii) termination of the Agreement and each related document, or such earlier date upon which the Debtor and the Secured Party shall otherwise agree in writing, but any such written termination shall not release or impair any rights, interest or options theretofore acquired by the Secured Party. Furthermore that, if any of the provisions of this Hypothecation is terminated by operation of law as against the Debtor, the Debtor will indemnify and save the Secured Party, its successors or assigns, harmless from any loss which may be suffered or incurred by the Secured Party in making, giving, or extending any loans or other credit or otherwise acting in reliance hereon prior to receipt by it of notice in writing of such termination and any such termination shall not, to the fullest extent available by law, release or impair any rights, interest or options theretofore acquired by the Secured Party.

     XI. SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) That the Debtor represents and warrants to the Secured Party that:

     (i) The assignment and security interest granted hereby will not violate or constitute a default under any charter, bylaws or other organizing documents of any corporation, partnership or limited liability company related to the SFX Stock or other Collateral (the "Organizing Documents") or any other agreement or instrument which is related to any such Collateral or to which the Debtor, or any issuer of a security pledged hereunder (each an "Issuer") is are a party or any order, judgment, ruling or decree of any court or other governmental body having jurisdiction over the Issuers or the Debtor or any of their respective properties.

     (ii) The Debtor is, and at all times while any Obligations secured hereunder are outstanding shall remain, the legal and beneficial owner of the Collateral which is free and clear of any liens, claims, charges, security interests, encumbrances or contractual rights of any kind (including, without limitation, any interest of the spouse of any Debtor), whether senior or subordinate to the security interest herein granted, and no financing statement (other than any which may be filed on behalf of the Secured Party in connection herewith) covering any of the Debtor's interests in the Collateral is or shall be on file in any public office. Upon the execution and delivery by the Debtor of this Hypothecation, the proper filing of UCC-1 Financing Statements, and delivery of the appropriate SFX Stock, the Secured Party shall have a fully perfected first priority security interest in such SFX Stock and other Collateral hereunder and the rights and interests related to the foregoing.

     (iii) The Debtor has full right, power and authority to make this Hypothecation, to perform its obligations hereunder, and to subject the Collateral to the security interest hereunder, and this Hypothecation represents the valid and binding obligation of the Debtor, enforceable in accordance with its terms. The Debtor is executing and delivering this Hypothecation and pledging the Collateral in order to allow Debtor to receive the loan under the Agreement, the proceeds of which will be used in part to fund general investments as described in the Agreement.

     (iv) All information with respect to the Collateral, the Issuers or the Debtor set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Debtor or on behalf of Debtor to the Secured Party, and all other written information heretofore or hereafter furnished by the Debtor or on behalf of the Debtor to the Secured Party, is and will be true and correct in all material respects.

     (v) The Debtor's interests in the SFX Stock and other Collateral pledged hereunder have a current Market Value as described in PARAGRAPH XXI below.

     (vi) The SFX Stock is represented by "certificates" or other instruments for purposes of Articles 8 and 9 of the UCC.

     (vii) To the knowledge of the Debtor, the Issuer of the SFX Stock and all other Securities pledged hereunder is current on all filings with the Securities and Exchange Commission or otherwise under applicable law.

     (viii) All Securities (including, without limitation, the SFX Stock and other rights and interests related thereto) (A) are fully paid and non-assessable; (B) do not contain any restrictive legend and are not otherwise subject to any prohibitions or restrictions on pledge or transfer under the constituent documents of the Issuer thereof or under any "lock up", stockholder agreement or other contractual agreement; and (C) are not subject to any restriction or limitation on the resale by the Secured Party and the Secured Party may sell all or a portion of such Collateral pursuant to the terms of this Hypothecation without regard to, and without obligation with respect to, any liabilities of the Debtor that may arise under Section 16(b) of the Securities Exchange Act of 1934 as a result of such sale. Debtor is an officer of the Issuer of the SFX Stock and Debtor does own and will continue to own (within the meaning of Rule 144) more than five percent (5%) of a class of security of such Issuer; and, in the aggregate, Debtor does and will possess voting rights with respect to such class representing more than five percent (5%) or more of the voting power thereof. Reference is made to the Rule 144 Rider which is attached hereto and made a part hereof regarding certain aspects of Rule 144 as it applies hereto.

     (ix) The SFX Stock is fully traded on the New York Stock Exchange.

     (b) That in addition to the covenants and agreements of Debtor set forth in the Agreement and elsewhere in this Hypothecation, the Debtor covenants and agrees:

     (i) to execute such financing statements and other documents and instruments (and pay the cost of filing and recording the same in all public offices deemed necessary by the Secured Party) and do (or refrain from doing) such other acts and things, and to cause (to the extent that Debtor may so cause) Issuers to do such other acts and things, all as the Secured Party may from time to time deem necessary or appropriate to establish and maintain a valid first and prior security interest in the Collateral (free of any other liens, claims, charges, security interests, encumbrances and contractual interests of any kind whatsoever, whether senior or subordinate to the security interest herein granted);

     (ii) to furnish the Secured Party with such information concerning the Collateral as the Secured Party may from time to time reasonably deem necessary or appropriate, and to permit the Secured Party or its designees, from time to time, to inspect and make copies of and extracts from all records and all other papers in the possession of the Debtor which pertain to the Collateral;

     (iii) to reimburse the Secured Party for all reasonable and documented costs, expenses and charges, including court costs and reasonable attorneys' fees, suffered or incurred by the Secured Party in seeking to collect the Obligations secured hereby or in realizing upon, protecting or preserving any rights with respect to the Collateral;

     (iv) to send to the Secured Party copies of all material notices and communications (other than financial and other reports received in the ordinary course) with respect to the Collateral as may be received from time to time by Debtor; unless and until Secured Party instructs, in writing, the Debtor otherwise; and

     (v) to promptly perform all of Debtor's obligations (if any) with respect to the Collateral; and in the event Debtor fails to pay or perform any such obligation, upon ten (10) days prior written notice, the Secured Party may, but need not, pay or perform such obligation at the expense and for the account of the Debtor, and all funds expended for such purposes shall constitute a part of the Obligations secured hereunder, which Debtor promises to pay to the Secured Party together with interest thereon at the default rate set forth in the Agreement from the date of payment or incurrence.

     XII. GOVERNING LAW; WAIVER, ETC. IN WRITING. THAT THIS HYPOTHECATION SHALL BE DEEMED TO HAVE BEEN MADE UNDER, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THAT NONE OF ITS TERMS OR PROVISIONS MAY BE WAIVED, ALTERED, MODIFIED, OR AMENDED EXCEPT AS THE SECURED PARTY MAY CONSENT THERETO IN WRITING.

     XIII. FINANCING STATEMENTS. That the Secured Party is authorized, at its option, to file Financing Statement(s), Amendments and Continuation Statement(s) without the signature of the Debtor with respect to any of the Collateral and to execute and deliver any instruments, endorsements and documents necessary to perfect and protect Secured Party's interests hereunder; the Debtor agrees to pay the cost of any such filing or writing, and to sign upon request any instruments, endorsements, documents or other papers which Secured Party may reasonably require to perfect and protect its security interest therein.

     XIV. ATTORNEY-IN-FACT. THAT THE SECURED PARTY IS HEREBY IRREVOCABLY APPOINTED THE ATTORNEY-IN-FACT OF THE DEBTOR WITH FULL AUTHORITY IN THE PLACE AND STEAD OF THE DEBTOR AND IN THE NAME OF THE DEBTOR, IN THE SECURED PARTY'S NAME OR OTHERWISE, FROM TIME TO TIME IN THE SECURED PARTY'S DISCRETION, TO TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT, DOCUMENT OR AGREEMENT (INCLUDING, WITHOUT LIMITATION, STOCK POWERS, FINANCING STATEMENTS, AMENDMENTS THERETO, CONTINUATION STATEMENTS) WHICH THE SECURED PARTY MAY REASONABLY DEEM NECESSARY OR ADVISABLE TO PERFECT, PRESERVE AND PROTECT THE SECURITY INTEREST GRANTED OR PURPORTED TO BE GRANTED HEREUNDER, AND, FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, (I) TO ASK, DEMAND, COLLECT, RECEIVE, RECEIPT FOR, SUE FOR, COMPOUND AND GIVE ACQUITTANCE FOR ANY AND ALL PAYMENTS, DISTRIBUTIONS OR PROPERTIES WHICH MAY BE OR BECOME DUE, PAYABLE OR DISTRIBUTABLE TO OR IN RESPECT TO THE COLLATERAL OR WHICH CONSTITUTE A PART THEREOF, WITH FULL POWER TO

SETTLE, ADJUST OR COMPROMISE ANY CLAIM THEREUNDER OR THEREFOR AS FULLY AS THE DEBTOR COULD ITSELF DO, (II) TO ENDORSE OR SIGN THE NAME OF THE DEBTOR ON ALL COMMERCIAL PAPER GIVEN IN PAYMENT OR IN PART PAYMENT THEREOF, AND ALL DOCUMENTS OF SATISFACTION, DISCHARGE OR RECEIPT REQUIRED OR REQUESTED IN CONNECTION THEREWITH, AND (III) TO FILE ANY CLAIM OR TAKE ANY OTHER ACTION OR PROCEEDING, EITHER IN ITS OWN NAME OR IN THE NAME OF THE DEBTOR, OR OTHERWISE, WHICH THE SECURED PARTY MAY DEEM NECESSARY OR APPROPRIATE TO COLLECT OR OTHERWISE REALIZE UPON ANY AND ALL OF THE COLLATERAL, OR AFFECT A TRANSFER THEREOF, OR WHICH MAY BE NECESSARY OR APPROPRIATE TO PROTECT AND PRESERVE THE RIGHT, TITLE AND INTEREST OF THE SECURED PARTY IN AND TO THE COLLATERAL AND THE SECURITY INTENDED TO BE AFFORDED HEREBY OR WHEN ANY SPECIFIC RIGHT OF ACTION IS GIVEN TO SECURED PARTY. THE DEBTOR AGREES TO PAY THE SECURED PARTY ON DEMAND ANY REASONABLE EXPENSES WITH RESPECT TO ANY OF THE ABOVE.

     XV. SUBMISSION TO JURISDICTION; CERTAIN WAIVERS. (a) THAT THE DEBTOR HEREBY IRREVOCABLY CONSENTS THAT ANY SUIT, LEGAL ACTION OR PROCEEDING AGAINST IT OR ANY OF ITS PROPERTIES WITH RESPECT TO ANY OF THE RIGHTS OR OBLIGATIONS ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS HYPOTHECATION, THE AGREEMENT OR THE OTHER LOAN DOCUMENTS (EXCEPT AS EXPRESSLY SET FORTH THEREIN OR HEREIN TO THE CONTRARY) MAY BE BROUGHT IN ANY JURISDICTION, INCLUDING, WITHOUT LIMITATION, ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK, AS THE SECURED PARTY MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS HYPOTHECATION THE DEBTOR HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS WITH REGARD TO ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE DEBTOR AT ITS ADDRESS SET FORTH IN THE AGREEMENT. THE FOREGOING SHALL NOT LIMIT THE RIGHT OF THE SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY SUIT, LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY OTHER JURISDICTION.

     (b) THAT THE DEBTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, LEGAL ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS HYPOTHECATION, THE AGREEMENT OR THE OTHER LOAN DOCUMENTS (EXCEPT AS EXPRESSLY SET FORTH THEREIN OR HEREIN TO THE CONTRARY) IN ANY COURT LOCATED IN ANY JURISDICTION, INCLUDING WITHOUT LIMITATION, ANY COURT LOCATED IN THE BOROUGH OF

MANHATTAN, CITY AND STATE OF NEW YORK CHOSEN BY THE SECURED PARTY IN ACCORDANCE WITH THIS SECTION XV AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT A COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK IS NOT A CONVENIENT FORUM FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING.

     (c) THAT THE DEBTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE UNDER THE LAWS OF ANY JURISDICTION TO COMMENCE BY PUBLICATION ANY SUIT, LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GENERAL HYPOTHECATION AND PLEDGE AGREEMENT, THE AGREEMENT OR THE OTHER RELATED DOCUMENTS.

     (d) THAT THE DEBTOR HEREBY IRREVOCABLY AGREES THAT ANY SUIT, LEGAL ACTION OR PROCEEDING COMMENCED BY IT WITH RESPECT TO ANY RIGHTS OR OBLIGATIONS ARISING DIRECTLY OR INDIRECTLY UNDER OR RELATING TO THIS GENERAL HYPOTHECATION AND PLEDGE AGREEMENT, THE AGREEMENT OR ANY OTHER RELATED DOCUMENT (EXCEPT AS EXPRESSLY SET FORTH THEREIN TO THE CONTRARY) SHALL BE BROUGHT EXCLUSIVELY IN ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY AND STATE OF NEW YORK.

     (e) THAT THE DEBTOR HEREBY WAIVES ANY DEFENSE OR CLAIM BASED ON MARSHALING OF ASSETS OR ELECTION OR REMEDIES OR GUARANTIES.

     XVI. JURY TRIAL WAIVER. THAT BOTH THE DEBTOR AND THE SECURED PARTY (BY ITS RECEIPT OF THIS GENERAL HYPOTHECATION AND PLEDGE AGREEMENT) HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OBLIGATION OF THE DEBTOR OR THIS GENERAL HYPOTHECATION AND PLEDGE AGREEMENT.

     XVII. NO ASSIGNMENTS. That Debtor may not assign or otherwise transfer its rights or obligations under this General Hypothecation and Pledge Agreement without the prior written consent of the Secured Party, but that the obligations of the Debtor under this General Hypothecation and Pledge Agreement will be binding on each of the Debtor's heirs, beneficiaries, executors, administrators, successors, assigns and legal representatives.

     XVIII. NO LIENS, ETC. That the Debtor will not (i) incur, create, assume or permit to exist any lien, security interest, pledge or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any Collateral, including, without limitation, the assets in the Pledged Account, other than in favor of Secured Party, or (ii) terminate or allow the termination of the Pledged Account.

     XIX. PLEDGED COLLATERAL. That the Debtor will maintain at all times in the Pledged Account assets consisting of the SFX Stock listed on SCHEDULE 1 hereto and/or other marketable securities, cash and cash equivalents as required hereunder. Such Securities, cash and cash equivalents, and any additional Securities, cash and cash equivalents, in each case subject to the Secured Parties' first priority perfected security interest hereunder and satisfactory to Secured Party in its sole and absolute discretion, and any securities (including securities in exchange or substitution thereof) and proceeds thereof deposited in the Pledged Account, shall be the "Pledged Collateral".

     XX. COLLATERAL SUBSTITUTION. That so long as the Agreement and any related document (including, without limitation, the Promissory Note) remains in full force and effect and the Secured Party has not made a demand for payment thereunder, the undersigned may withdraw, with the consent of the Secured Party (which shall not be unreasonably withheld or delayed), Pledged Collateral from the Pledged Account and, if necessary, deposit in the Pledged Account other collateral acceptable to the Secured Party in its sole discretion, provided that, after giving effect to any such withdrawal or additional deposit, the outstanding amount of the Obligations does not exceed the maximum loanable value ("Loanable Value" or "Loan Value of the Pledged Collateral") of the remaining (and substituted) Pledged Collateral.

     XXI. COLLATERAL LOANABLE VALUE. (a) That the Loanable Value for each type of Pledged Collateral pledged hereunder is the dollar equivalent of the aggregate "Market Value" (as defined below) of that type of collateral multiplied by its maximum loanable percentage ("Loanable Value Percentage") provided in the "Pledged Collateral Table" annexed hereto as RIDER XXI, except that (i) pledged securities or other collateral with a Market Value of less than $10.00 per share, (ii) any Pledged Collateral subject to any lock up agreement or other restriction on sale or transfer of any kind (whether contractual or under applicable law) applicable to the Secured Party, (iii) any Pledged Collateral not subject to Secured Party's first priority perfected security interest, and (iv) any Pledged Collateral issued by an Issuer which is not current on all of its securities filings, shall be deemed to have no Loanable Value.

     (b) That the Market Value of (i) any Pledged Collateral shall be determined by reference to the most recent closing price reported by the applicable securities exchange or quoted by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System, or on such other basis as the Secured Party may reasonably determine, and (ii) cash equivalents on any day shall be their market value as determined by reference to the most recent closing bid price reported by the applicable exchange or on such other basis as the Secured Party may reasonably determine. If there is more than one type of Pledged Collateral, the Loanable Value for the pool of Pledged Collateral is the sum of the Loanable Value for each type of Pledged Collateral.

     (c) That as of the date of this Agreement, the Debtor represents that the SFX Stock listed in SCHEDULE 1 hereto has a Market Value of greater than $66,000,000.

     XXII. MINIMUM COLLATERAL VALUE. That the Debtor shall comply with the following minimum collateral value requirements:

     (i) If at any time the outstanding amount of the Obligations secured hereunder exceeds the aggregate Loanable Value of the Pledged Collateral pledged hereunder, no advance under the Agreement shall be made until the amount of the Obligations is less than the Loanable Value of the Pledged Collateral.

     (ii) If at any time the outstanding amount of the Obligations exceeds the sum of the amounts determined by multiplying the aggregate Market Value of each type of Pledged Collateral pledged hereunder, times the percentage specified in the "Margin Call" column of the above referenced "Pledged Collateral Table" for that type of Pledged Collateral , then, within five (5) Business Days of notice to the Debtor of such event (a "Margin Call"), the Debtor shall (1) deposit additional Pledged Collateral into the Pledged Account, (2) repay the Obligations, or (3) do any combination of (1) or (2), so that, after giving effect to such deposit and/or repayment, the outstanding amount of the Obligations is not greater than the Loanable Value of the Pledged Collateral.

     (iii) If at any time (x) the outstanding amount of the Obligations exceeds the sum of the amounts determined by multiplying the aggregate Market Value of each type of Pledged Collateral pledged hereunder, times the percentage specified in the "Sell-Out" column of said "Pledged Collateral Table" for that type of Pledged Collateral, or (y) the Debtor has not satisfied the obligation to deposit additional Pledged Collateral or repay the Obligations as required in the event of a Margin Call (as described in PARAGRAPH XXII(ii) above) within the time frame set forth in said clause (ii) above, such occurrence shall be deemed a default under this Hypothecation and the Secured Party shall have the immediate right, in addition to the other rights of the Secured Party hereunder or under the Agreement, and without notice or other action (notwithstanding any prior notice given under any other provision of this Hypothecation), to exercise any or all of the rights and remedies available to the Secured Party hereunder, under the Agreement and under the other Loan Documents, including, without limitation, the right to exercise its rights against any Collateral pledged hereunder.

     (iv) The Secured Party shall not be obligated to release Collateral hereunder if (in Secured Party's reasonable determination) upon such release the Obligations would exceed the Loanable Value of the Pledged Collateral.

     XXIII. NO LIMITS ON DEMANDS. That nothing contained herein or otherwise in this General Hypothecation and Pledge Agreement shall limit or otherwise affect in any way the right of Secured Party to demand, at any time, payment of any or all of the outstanding amount of the Obligations payable under the Agreement and any related documents secured hereby pursuant to the terms thereof.

     XXIV. LOCATION. That the Debtor represents and warrants to the Secured Party that its primary address, principal place of business and chief executive office and residence is as set forth below on the signature pages hereof and Debtor shall not change such primary address, principal place of business and chief executive office or residence without giving Secured Party at least 30 days notice of such change (which notice shall include the new address thereof), provided that Debtor shall not change such primary address, principal place of business and chief executive office or residence to an address outside of the continental United States without the prior written consent of Secured Party.


     XXV. HYPOTHECATION FOR COLLATERAL PURPOSES. That this Hypothecation is executed and delivered to the Secured Party for collateral purposes, and constitutes an assignment and pledge only of the rights of the Debtor with respect to the Collateral and does not constitute a delegation of any duties or obligations of the Debtor with respect thereto. The Secured Party does not, by its acceptance of this Hypothecation undertake to perform or discharge and shall not be responsible or liable for the performance or discharge of any duties or responsibilities with respect to the Collateral or related documents, and any such assumption or undertaking is hereby expressly disclaimed.



               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     This General Hypothecation and Pledge Agreement is executed under seal and delivered by the undersigned and is dated as of the date set forth on the first page hereof.

                                 /s/ Robert F.X. Sillerman
                                 ----------------------------------------
                                 Robert F.X. Sillerman

                                 Address:          157 East 70th Street
                                                   New York, New York 10021

                                 Telephone No.:
                                 Telefax No.:


                                 MJX, LLC

                                 By: /s/ Robert F.X. Sillerman
                                     ------------------------------------
                                     Name:  Robert F.X. Sillerman
                                     Title: President

                                 Address:   650 Madison Avenue, 16th Fl.
                                            New York, New York  10022-1029

                                 Telephone No.: 212-407-9112
                                 Telefax No.:

AGREED TO BY:

CITIBANK, N.A.


By: /s/ Rod Colburn
    ------------------------------
    Name:   Rod Colburn
    Title:  Vice President

                                   SCHEDULE 1
                                       TO
                   GENERAL HYPOTHECATION AND PLEDGE AGREEMENT

                           SPECIFIC PLEDGED COLLATERAL

A.   MARKETABLE SECURITIES


     The Class A Common Stock of SFX Entertainment, Inc. (Symbol: "SFXE" traded on the New York Stock Exchange) described on the attached Schedule A-1.






B.   CASH

     $0


C.   CASH EQUIVALENTS

     $0

                                  Schedule A-1



             Class A Common Stock issued by SFX Entertainment, Inc,
                 CUSIP 784178105 owned by Robert F.X. Sillerman


                  No. of Shares            Certificate No.
                  -------------            ---------------

                     71,592                  SFX 0170
                     27,086                  SFX 0171
                     12,229                  SFX 0172
                    210,100                  SFX 0160
                    337,185                  SFX 0476
                    608,949                  SFX 0190
                        275                  SFX 0200
                    118,593                  SFX 0988
                    204,389                  SFX 0989
                    304,475                  SFX 0990
                      6,252                  SFX 0992
                    150,000                  SFX 1087
                     63,464                  SFX 1088
                  =========

                  2,114,589